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                                                                  EXHIBIT 10.1

                  AMENDMENT NO. 1 TO OPERATING AGREEMENT


          This Amendment No. 1 dated May 14, 1996 (the "Amendment") to the Operating Agreement dated January 16, 1984 (the "Agreement") between Toyota Motor Sales, U.S.A., Inc. ("TMS USA"), a California corporation, and Toyota Motor Credit Corporation ("TMCC"), a California corporation, both parties having as their principal place of business 19001 South Western Avenue, Torrance, California 90509, is entered into with reference to the following facts:

          WHEREAS, the Agreement requires TMS USA to assure that TMCC maintains a minimum coverage on fixed charges of 1.25 times such charges in any fiscal quarter.

          WHEREAS, the parties now desire to amend the Agreement to change the required minimum fixed charge coverage ratio.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties hereto agree as follows:

          1. Section 6 of the Agreement is hereby amended in its entirety as follows:

          "TMS USA will provide necessary equity contributions or any other financial mechanism it deems appropriate under the circumstances to assure that TMCC, on a consolidated basis, maintains a minimum coverage on fixed charges of 1.10 times such charges in any fiscal quarter."

          2. Section 12 of the Agreement is hereby amended in its entirety as follows:

          "This agreement will not be amended or terminated at any time during which TMCC commercial paper notes are outstanding, unless such amendments apply only to commercial paper notes issued after the effective date of any such amendment.

          3. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

          4. The provisions of this Amendment shall become effective only at such time as all TMCC commercial paper issued prior to the date of this Amendment ceases to be outstanding. Until such time, the provisions of the Agreement, without taking into account the changes effected by this Amendment, shall continue in full force and effect.


          IN WITNESS WHEREOF, the   parties hereto have caused  this Amendment
to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


TOYOTA MOTOR SALES, U.S.A., INC.          TOYOTA MOTOR CREDIT CORPORATION


By:      /S/ JOHN MCGOVERN                By:    /S/ WOLFGANG JAHN
    ----------------------------              -----------------------------
    Name:  John McGovern                      Name:  Wolfgang Jahn
    Title: Senior Vice President              Title: Senior Vice President
                                                     and General Manager